Item 77.C. Matters Submitted to a Vote of Security Holders

           The Universal Institutional Funds, Inc.

At a Special Joint Meeting of Shareholders held on May 11, 2010, shareholders approved an Agreement and Plan of Reorganization under which the assets and liabilities of each portfolio of The Universal Institutional Funds, Inc. listed below were transferred to a corresponding Invesco Fund (each, an "Acquiring Fund").

The Universal Institutional Funds, Inc.   Acquiring Funds
Equity and Income Portfolio               Invesco Van Kampen V.I. Equity and
                                          Income Fund
Global Value Equity Portfolio             Invesco Van Kampen V.I. Global Value
                                          Equity Portfolio
High Yield Portfolio                      Invesco Van Kampen V.I. High Yield
                                          Fund
International Growth Equity Portfolio     Invesco Van Kampen V.I. International
                                          Growth Equity Fund
U.S. Mid Cap Value Portfolio              Invesco Van Kampen V.I. Mid Cap Value
                                          Portfolio
Value Portfolio                           Invesco Van Kampen V.I. Value
                                          Portfolio

Voting results:

Equity and Income Portfolio

For              Withhold        Abstain
--------------   -------------   -------------
48,048,087.687   1,441,483.856   3,456,602.517

Global Value Equity Portfolio

For             Withhold      Abstain
-------------   -----------   -----------
5,558,793.478   296,008.117   331,492.544

High Yield Portfolio

For             Withhold     Abstain
-------------   ----------   -----------
2,518,977.867   37,360.438   159,368.627

International Growth Equity Portfolio

For              Withhold      Abstain
--------------   -----------   -------------
29,009,058.874   923,182.274   1,816,938.908

U.S. Mid Cap Value Portfolio

For              Withhold      Abstain
--------------   -----------   -------------
22,579,651.416   863,825.526   1,774,093.934

Value Portfolio

For             Withhold      Abstain
-------------   -----------   -----------
2,451,913.698   139,353.438   170,511.121